Exhibit 23.1

            CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT AUDITORS

      We hereby consent to the incorporation by reference in the Registration Statements (Forms S-3, File No. 333-45878 and File No. 333-102238, Forms S-8, File No. 333-45874, File No. 333-37452, File No. 333-37438, File No. 333-81509
and File No. 333-81511) of our report, dated January 24, 2003, relating to the consolidated financial statements of Leesport Financial Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 2002.

                                 /s/ Beard Miller Company LLP

Reading, Pennsylvania
March 18, 2003